Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated August 1, 2023, relating to the financial statements of Immersed Inc. as of December 31, 2022 and 2021 and to all references to our firm included in this registration statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

January 26, 2024